FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING EXPENSES
  Other operation                                          $869                 -              $869
  Income taxes                                               47           (28,000)          (27,953)
  Taxes other than income taxes                              54                 -                54
                                                            970           (28,000)          (27,030)

OPERATING INCOME                                           (970)           28,000            27,030

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                    258,646                 -           258,646
  Income taxes                                            1,667                 -             1,667
  Other - net                                              (920)                -              (920)
                                                        259,393                 -           259,393

INCOME BEFORE INTEREST AND OTHER CHARGES                258,423            28,000           286,423

INTEREST                                                  2,534            80,000            82,534

NET INCOME                                             $255,889          ($52,000)         $203,889
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                    $7,886          $948,000          $955,886
  Accounts receivable                                       167                 -               167
  Notes receivable from associated
    companies                                                 -                 -                 -

                                                          8,053           948,000           956,053
OTHER ASSETS
  Investment in subsidiaries                          2,541,641                 -         2,541,641
  Other                                                     118                 -               118
                                                      2,541,759                 -         2,541,759

                                                     $2,549,812          $948,000        $3,497,812
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000;
    Outstanding shares - 157,139,786                     $1,572                 -            $1,572
  Paid-in capital                                     1,585,470                 -         1,585,470
  Retained earnings                                     941,652           (52,000)          889,652
    Total common stock equity                         2,528,694           (52,000)        2,476,694

CURRENT LIABILITIES
  Notes payable                                          21,000         1,000,000         1,021,000
  Accounts payable                                          530                 -               530
  Accrued taxes                                            (309)                -              (309)
  Accrued interest                                          154                 -               154
                                                         21,375         1,000,000         1,021,375

OTHER LIABILITIES
  Deferred income taxes                                    (258)                               (258)
  Other                                                       1                                   1
                                                           (257)                -              (257)

                                                     $2,549,812          $948,000        $3,497,812
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
CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)

BALANCE OCTOBER 1, 1994                                $945,679                 -          $945,679

  Net income                                            255,889           (52,000)          203,889
  Dividends on common stock                            (255,637)                -          (255,637)
  Other                                                  (4,279)                -            (4,279)


BALANCE SEPTEMBER 30, 1995                             $941,652          ($52,000)         $889,652
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
CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the
Borrowing of Up to $1,000,000,000 of Short-term Debt


Entry No. 1

Cash and temporary cash investments                                $1,000,000,000
  Short-term Debt                                                                    $1,000,000,000

To record the issuance of $1,000,000,000 of short-term debt.

Entry No. 2

Interest on short-term debt                                           $80,000,000
  Cash and temporary investments                                                        $80,000,000

To record interest on $1,000,000,000 of short-term debt at 8.00%.


Entry No. 3

Cash and temporary cash investments                                   $28,000,000
  Income taxes                                                                          $28,000,000

To record the reduction in income taxes due to increased interest on short-term debt
($80,000,000 at an assumed tax rate of 35%).
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